EXHIBIT 99.1

                                                  For more information, contact:
                                                              Robert D. Sznewajs
                                                                 President & CEO
                                                                  (503) 598-3243

                                                                 Anders Giltvedt
                                                  Executive Vice President & CFO
                                                                  (503) 598-3250

             WEST COAST BANCORP REPORTS THIRD QUARTER 2003 EARNINGS

                 O     EARNINGS PER DILUTED SHARE OF $.32;  A 10% INCREASE
                 O     RETURN ON AVERAGE EQUITY OF 14.6%
                 O     AVERAGE COMMERCIAL LOANS GREW 16%
                 O     AVERAGE HOME EQUITY LOANS UP 30%
                 O     RALEIGH HILLS BRANCH IN PORTLAND OPENED OCTOBER 8TH

Lake Oswego, OR - October 14, 2003 - West Coast Bancorp (NASDAQ: WCBO) today announced quarterly earnings of $5.05 million or $0.32 per diluted share for the third quarter of 2003, compared to earnings of $4.65 million or $0.29 per diluted share in the third quarter of 2002. This represents a 10% earnings per diluted share growth from the same quarter in 2002.


    ---------------------------------------------------------
                               Three Months Ended
                                  September 30,
    ---------------------------------------------------------
      (# in 000's except per share
                 data)                  2003        2002
    ---------------------------------------------------------
    Earnings per Diluted Share        $      .32  $      .29
    ---------------------------------------------------------
    Net Income                        $    5,045  $    4,653
    ---------------------------------------------------------
    Return on Average Equity               14.6%       14.2%
    ---------------------------------------------------------
    Book Value per Share              $     9.08  $     8.59
    ---------------------------------------------------------
    Total Period End Loans            $1,199,434  $1,138,154
    ---------------------------------------------------------
    Total Period End Deposits         $1,404,923  $1,282,721
    ---------------------------------------------------------

West Coast Bancorp also announced earnings of $14.76 million for the nine months ended September 30, 2003, compared to earnings of $13.42 million for the same period in 2002. September 30, 2003, year-to-date earnings per diluted share increased 14% to $.94 from earnings per diluted share of $.83 for the nine months ended September 30, 2002.

"For the most recently completed quarter and year-to-date, the Company continued to show period over period growth in earnings per share in excess of 10%," said President and CEO Robert D. Sznewajs. "Our commercial and home equity loan growth remains very strong, while our construction and commercial real estate loan balances declined slightly in the third quarter of 2003 compared to the second quarter of 2003. This decline can be attributed to the local economic conditions and the current interest rate environment." Meanwhile, our core deposit growth was excellent in the quarter. We are also pleased that our newest branch, Raleigh Hills, located in the west side of Portland, opened for business on October 8th," commented Sznewajs.

Financial Results:
Consistent with recent trends and the Company's strategy, average commercial and home equity loan balances expanded 16% and 30%, respectively, from the third quarter of 2002. Total average loans grew $56 million over the same period, slightly below our expectations due to slowing commercial real estate construction origination volume and market conditions. Total average deposits increased by $116 million or 9% since the third quarter of 2002. Lower cost demand, savings, and money market deposits paced the growth, combined increasing an average of over 17% or $144 million this quarter over the same time period a year ago.

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  WEST COAST BANCORP REPORTS THIRD QUARTER 2003 EARNINGS
  October 14, 2003
  Page 2 of 6


For the quarter ended September 30, 2003, net interest income was $17.3 million, flat from the third quarter of 2002. Compared to the third quarter of 2002, the unfavorable effect of the sustained low interest rate environment was offset by growth in average earning assets despite the negative impact on earnings asset growth from the purchases of bank-owned life insurance in 2003. The net interest margin declined from 4.97% in the third quarter of 2002 to 4.63% in the third quarter this year due to yields on the loan and investment portfolios declining and compressing against the already low cost deposit portfolio. The amortization of premiums on mortgage backed securities affected the margin by four basis points in the latest quarter.

Total non-interest income increased $1.5 million or 35.9% from the same period a year ago. Gains on sales of loans stemming from continued strong residential mortgage production accounted for $.6 million of the growth, while total deposit and other service charges were up $.6 million or 22%. During the first and third quarter of 2003, the Company invested in bank-owned life insurance, contributing $.2 million to non-interest income in the third quarter, with, as previously noted, an offsetting impact on net interest income for the same period.

Non-interest expense increased 12.6% or $1.7 million from the third quarter of 2002. Approximately two-thirds of the period-over-period increase was directly associated with new commercial lending personnel, new branches, higher incentive and commission expense, and expenses associated with foreclosure of certain properties. The remaining non-interest expense increase was mainly in salary, healthcare, professional, and transaction processing areas.

Annualized net charge-offs for the third quarter 2003 were .22% of average loans, compared to .44% in the same period last year. Net charge-offs were $.7 million in the quarter ended September 30, 2003, compared to $1.3 million in the third quarter of 2002. At quarter end September 30, 2003, the allowance for loan losses was 1.50% of total loans, an increase from 1.43% on September 30, 2002. At September 30, 2003, non-performing assets were $5.4 million or .33% of total assets, down from $6.3 million or .41% at September 30, 2002 and down from $6.3 million at June 30, 2003. The allowance for loan losses was 533% of total non-performing loans at September 30, 2003, compared to 415% at September 30, 2002 and 386% at June 30, 2003.

During the third quarter of 2003, and consistent with its capital plan, the Company repurchased approximately 113,000 shares or nearly 1% of its common shares outstanding pursuant to its corporate repurchase program. During the past twelve months, the Company repurchased approximately 657,000 shares or 4.3% of its common shares outstanding. At September 30, 2003, 450,000 shares remained available for repurchase.

Other:

The Company will hold a webcast conference call Wednesday, October 15, 2003, at 8:30 a.m. Pacific Time, during which the Company will discuss third quarter results, review its strategic progress, and provide management's current earnings expectations for the full year 2003. To access the conference call via a live webcast, go to www.wcb.com, and click on Investor Relations/Conference Call/West Coast Bancorp Webcast. The conference call may also be accessed by dialing 877-604-2074 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company's website at www.wcb.com, and clicking on Investor Relations/Conference Call/Archived Conference Call (Replay).

West Coast Bancorp is a Northwest bank holding company with $1.7 billion in assets, operating 47 offices in Oregon and Washington. West Coast Bancorp, the parent company of West Coast Bank and West Coast Trust, is headquartered in Oregon. West Coast Bank serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision making, market knowledge, and customer service orientation of a community bank. The

  WEST COAST BANCORP REPORTS THIRD QUARTER 2003 EARNINGS
  October 14, 2003
  Page 3 of 6

Company  offers a broad  range  of  banking,  investment,  fiduciary  and  trust
services.   For  more  information,   please  visit  the  Company  web  site  at
www.wcb.com.

Forward Looking Statements:

This press release contains forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, such as the following: general economic conditions; business conditions in the banking industry; vendor quality and efficiency; changing technology; evolving banking industry standards; legal developments; competitive factors, including increased competition among financial institutions; fluctuating interest rates; and the shape and level of the yield curve. Changes in interest rates may reduce the Company's net interest margin and net interest income as well as fee income, including gains on sales of loans.

Furthermore, the forward-looking statements are also subject to risks and uncertainties related to the Company's ability to attract additional lending personnel; close loans in the pipeline; generate loan and deposit balances at projected spreads; sustain momentum in fee generation, maintain asset quality, control level of net charge-offs, increase productivity, generate retail investments, retain employees, control expense growth, monitor and manage the Company's internal operating and disclosure control environments, and other matters.

Readers are cautioned not to place undue reliance on the forward-looking statements. West Coast Bancorp undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should also carefully review the disclosures contained in West Coast Bancorp's Annual Report on Form 10-K and other documents it files from time to time with the Securities and Exchange Commission. This statement is included for the express purpose of protecting West Coast Bancorp under the safe harbor provisions of the Private Securities Litigation Reform Act.

  WEST COAST BANCORP REPORTS THIRD QUARTER 2003 EARNINGS
  October 14, 2003
  Page 4 of 6


 FINANCIAL HIGHLIGHTS                                        Three months ended                   Nine months ended
 (Unaudited)                                                    September 30,                       September 30,
 (Dollars and shares in thousands)                         2003              2002              2003              2002
---------------------------------------------------------------------- ----------------- ------------------------------------
 Interest and fees on loans                                   $19,219           $21,628            $58,406           $62,663
 Interest on investment securities                              2,889             3,166              8,732             9,594
 Other interest income                                            101                88                142               143
                                                     ----------------- ----------------- ------------------------------------
 Total interest income                                         22,209            24,882             67,280            72,400
 Interest expense on deposit accounts                           3,639             5,260             11,831            16,594
 Interest on borrowings including trust preferred sec.          1,235             2,244              4,181             5,523
                                                     ----------------- ----------------- ------------------------------------
 Total interest expense                                         4,874             7,504             16,012            22,117
                                                     ----------------- ----------------- ------------------------------------
   Net interest income                                         17,335            17,378             51,268            50,283
 Provision for loan loss                                          875             1,467              2,575             3,787
 Non-interest income
   Service charges on deposit accounts                          1,740             1,563              5,189             4,675
   Other service charges, commissions and fees                  1,749             1,300              4,853             3,841
   Trust revenues                                                 439               394              1,299             1,301
   Gains on sales of loans                                      1,533               899              4,246             2,971
   Bank owned life insurance                                      226                 -                532                 -
   Other                                                          107               108                305             1,201
   Gains on sales of securities                                     -                 -                192                 -
                                                     ----------------------------------- ------------------------------------
 Non-interest income                                            5,794             4,264             16,616            13,989
 Non-interest expense
   Salaries and employee benefits                               8,318             7,421             24,211            22,136
   Equipment                                                    1,263             1,337              3,724             3,834
   Occupancy                                                    1,261             1,135              3,616             3,445
   Check and other transaction processing                         746               643              2,138             1,906
   Professional fees                                              587               491              1,729             1,276
   Courier and postage                                            503               501              1,531             1,463
   Marketing                                                      510               535              1,478             1,424
   Other loan expense                                             423               169              1,310               862
   Communications                                                 291               297                888               891
   Other taxes and insurance                                      185               189                547               571
   Printing and office supplies                                   153               160                489               521
   Other non-interest expense                                     607               305              1,697             1,905
                                                     ----------------- ----------------- ------------------------------------
 Non-interest expense                                          14,847            13,183             43,358            40,234
                                                     ----------------- ----------------- ------------------------------------
 Income before income taxes                                     7,407             6,992             21,951            20,251
 Provision for income taxes                                     2,362             2,339              7,188             6,831
                                                     ----------------- ----------------- ------------------------------------
 Net income                                                   $ 5,045           $ 4,653            $14,763           $13,420
                                                     ================= ================= ====================================
     Basic earnings per share                                 $  0.33           $  0.30            $  0.98           $  0.86
     Diluted earnings per share                               $  0.32           $  0.29            $  0.94           $  0.83

 Weighted average common shares                                15,066            15,493             15,096            15,663
 Weighted average diluted shares                               15,705            16,017             15,641            16,154



(Unaudited)                       Quarter ended    Quarter ended     Year-to-year Quarter ended      % change
(000's except per share data)         Sep-03          Sep-02           % change       Jun-03         annualized
----------------------------------------------- -------------------------------------------------- ---------------
 Total assets                       $1,669,043      $1,548,152            7.8%     $1,593,544           19.0%
 Total investment securities        $  291,638      $  263,159           10.8%     $  253,130           60.9%
 Total loans                        $1,199,434      $1,138,154            5.4%     $1,211,778           -4.1%
 Allowance for loan losses          $   18,049      $   16,276           10.9%     $   17,843            4.6%
 Total deposits                     $1,404,923      $1,282,721            9.5%     $1,324,562           24.3%
 Total borrowings including
   including trust preferred sec.   $  108,075      $  115,402           -6.3%     $  113,072          -17.7%
 Stockholders' equity               $  137,457      $  132,925            3.4%     $  137,676           -0.6%
 Non-performing assets              $    5,436      $    6,297          -13.7%     $    6,324          -56.2%



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  WEST COAST BANCORP REPORTS THIRD QUARTER 2003 EARNINGS
  October 14, 2003
  Page 5 of 6



WEST COAST BANCORP (unaudited)                                 Third           Third         Second        Year          Year
(in thousands except for per share data)                      Quarter         Quarter        Quarter      to date       to date
(all rates have been annualized where appropriate)              2003           2002           2003         2003          2002
----------------------------------------------------------------------- ---------------------------- ------------- -------------
CAPITAL
 - Stockholders' equity                                     $  137,457     $  132,925    $  137,676      $137,457    $  132,925
 - Shares outstanding period end                                15,146         15,481        15,179        15,146        15,481
 - Average stockholders' equity to average assets                 8.53%          8.62%         8.71%         8.66%         8.80%
 - Book value per common share                              $     9.08     $     8.59    $     9.07    $     9.08    $     8.59
 - Tangible book value per common share                     $     9.01     $     8.50    $     9.00    $     9.01    $     8.50
PERFORMANCE RATIOS
 - Return on average assets                                       1.24%          1.22%         1.29%         1.26%         1.22%
 - Return on average equity                                      14.59%         14.16%        14.76%        14.57%        13.86%
 - Non-interest income to average assets                          1.43%          1.12%         1.50%         1.42%         1.27%
 - Non-interest expense to average assets                         3.66%          3.46%         3.81%         3.70%         3.66%
 - Efficiency ratio, tax equivalent                              63.00%         59.61%        63.05%        62.82%        61.23%
RATES
 - Earned on interest-earning assets                              5.90%          7.06%         6.22%         6.18%         7.13%
 - Paid on interest-bearing liabilities                           1.67%          2.65%         1.85%         1.87%         2.67%
 - Net interest spread                                            4.23%          4.41%         4.37%         4.31%         4.46%
 - Net interest margin                                            4.63%          4.97%         4.78%         4.74%         4.99%
 - Tax equivalent net interest income                       $   17,773     $   17,853    $   17,675    $   52,594    $  51,722
AVERAGE ASSETS
 - Investment securities                                    $  269,500     $  248,456    $  262,949    $  265,476    $  245,612
 - Commercial loans                                         $  243,768     $  209,892    $  239,188    $  233,420    $  203,054
 - Real estate construction loans                           $  116,518     $  116,394    $  118,839    $  117,199    $  104,156
 - Real estate mortgage loans                               $  165,136     $  140,073    $  160,438    $  159,669    $  132,803
 - Real estate commercial loans                             $  636,056     $  633,217    $  642,014    $  638,756    $  633,820
 - Installment and other consumer loans                     $   41,017     $   47,091    $   41,870    $   42,349    $   46,407
 - Total loans                                              $1,202,495     $1,146,667    $1,202,349    $1,191,393    $1,120,240
 - Total interest earning assets                            $1,523,487     $1,424,335    $1,481,671    $1,483,338    $1,384,891
 - Total assets                                             $1,609,101     $1,512,346    $1,559,660    $1,565,194    $1,471,472
AVERAGE LIABILITIES
 - Total demand deposits                                    $  302,741     $  247,601    $  266,461    $  273,152    $  224,015
 - Total interest bearing demand,
    savings, and money market                               $  680,660     $  591,701    $  641,650    $  648,911    $  583,906
 - Total certificates of deposits                           $  375,497     $  403,217    $  382,425    $  376,234    $  398,884
 - Total deposits                                           $1,358,898     $1,242,519    $1,290,536    $1,298,297    $1,206,805
 - Total borrowings including trust preferred securities    $  101,776     $  128,426    $  124,409    $  121,018    $  126,279
 - Total interest bearing liabilities                       $1,157,933     $1,123,344    $1,148,485    $1,146,163    $1,109,068
 - Total liabilities                                        $1,471,922     $1,381,935    $1,423,791    $1,429,703    $1,342,010
AVERAGE ASSET/LIABILITY RATIOS
 - Average int. earning assets to int. bearing liabilities       131.6%         126.8%        129.0%        129.4%        124.9%
 - Loans to assets                                                74.7%          75.8%         77.1%         76.1%         76.1%
 - Interest bearing deposits to assets                            65.6%          65.8%         65.7%         65.5%         66.8%
ASSET QUALITY
 - Non-accruing loans                                       $    3,389     $    3,831    $    4,621    $    3,389    $    3,831
 - 90-day delinquencies                                              -     $       92             -             -    $       92
 - Total non-performing loans                               $    3,389     $    3,923    $    4,621    $    3,389    $    3,923
 - Real estate owned                                        $    2,047     $    2,374    $    1,703    $    2,047    $    2,374
 - Total non-performing assets                              $    5,436     $    6,297    $    6,324    $    5,436    $    6,297
ASSET QUALITY RATIOS
 - Allowance for loan losses to total loans                       1.50%          1.43%         1.47%         1.50%         1.43%
 - Non-performing loans to total loans                            0.28%          0.34%         0.38%         0.28%         0.34%
 - Allowance for loan losses to Non-performing loans            532.62%        414.86%       386.07%       532.62%       414.86%
 - Non-performing assets to total assets                          0.33%          0.41%         0.40%         0.33%         0.41%
 - Allowance for loan losses to Non-performing assets           332.05%        258.45%       282.12%       332.05%       258.45%
 - Net loan charge-offs to average loans (annualized)             0.22%          0.44%         0.08%         0.15%         0.33%




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  WEST COAST BANCORP REPORTS THIRD QUARTER 2003 EARNINGS
  October 14, 2003
  Page 6 of 6



 Trailing Four Quarters                      Third         Second       First        Fourth      Trailing
 Financial Data and Ratios                  Quarter       Quarter      Quarter      Quarter        Four
 (Unaudited) (dollars in thousands):         2003           2003        2003          2002       Quarters
--------------------------------------------------- ------------- ------------ ----------------------------

 Net income                                 $5,045        $4,999       $4,719        $4,783      $19,546
 Diluted earnings per share                 $ 0.32        $ 0.32       $ 0.30        $ 0.30        $1.24

 Return on average assets                     1.24%         1.29%        1.25%         1.24%        1.26%
 Return on average equity                    14.59%        14.76%       14.35%        14.26%       14.49%
 Net interest margin                          4.63%         4.78%        4.82%         4.83%        4.77%
 Efficiency ratio, tax equivalent            63.00%        63.05%       62.38%        61.57%       62.50%
 Non-interest income to A/A                   1.43%         1.50%        1.32%         1.22%        1.37%
 Non-interest expense to A/A                  3.66%         3.81%        3.64%         3.56%        3.67%


Transmitted on PR Newswire
EDITOR'S NOTE - WEST COAST BANCORP IS NOT: Nasdaq: WCBC (California)
                                       ---